UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2008

Federal Home Loan Bank of Indianapolis

(Exact name of registrant as specified in its charter)

Commission File Number: 000-51404

Federally Chartered Corporation	35-6001443
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

8250 Woodfield Crossing Boulevard

Indianapolis, IN 46240

(Address of principal executive offices, including zip code)

(317) 465-0200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 28, 2008, the Federal Home Loan Bank of Indianapolis (“Bank”) approved a base salary increase retroactive to December 24, 2007, of $60,684 for Cindy L. Konich, the Bank’s Senior Vice President and Chief Financial Officer. As a result of this increase, Ms. Konich’s annual base salary will be $300,014. This increase reflects Ms. Konich’s additional job responsibilities which she assumed in 2007 and the current market value for her position, consistent with the salary benchmarks described in our Current Report on Form 8-K filed on June 18, 2008 (“8-K”). Her base salary is also used to calculate her benefits to be earned under the Bank’s short-term and long-term incentive plans, as described in the 8-K and our Annual Report on Form 10-K filed on March 24, 2008.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Indianapolis

Date: August 1, 2008	By:	/s/ MILTON J. MILLER II
Milton J. Miller II
President and Chief Executive Officer

Date: August 1, 2008	By:	/s/ JONATHAN R. WEST
Jonathan R. West
Senior Vice President – Administration, General Counsel and Corporate Secretary